Exhibit 1.1

QR ENERGY, LP

COMMON UNITS

EQUITY DISTRIBUTION AGREEMENT

March 3, 2014

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

JonesTrading Institutional Services LLC

780 Third Avenue

New York, NY 10017

Ladies and Gentlemen:

Each of QR Energy, LP, a Delaware limited partnership (the “Partnership”) and QRE Operating, LLC, a Delaware limited liability company, a wholly-owned subsidiary of the Partnership (the “Operating Subsidiary” and together with the Partnership, the “Partnership Parties”) confirms their respective agreement (this “Agreement”) with UBS Securities LLC, Credit Suisse Securities (USA) LLC and JonesTrading Institutional Services LLC (each, a “Manager” and collectively, the “Managers”), as follows:

SECTION 1. Description of Securities. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, the Partnership’s common units representing limited partner interests of the Partnership (the “Common Units”), having an aggregate gross sales price of up to $100,000,000 (the “Maximum Amount” and such Common Units hereinafter referred to as the “Units”) on the terms set forth in Section 3 of this Agreement. The Partnership Parties agree that whenever the Partnership determines to sell the Units directly to any Manager as principal, the Partnership Parties will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to such Manager, relating to such sale in accordance with Section 3 of this Agreement.

SECTION 2. Representations and Warranties of the Partnership Parties. The Partnership Parties represent and warrant to and agree with each Manager that:

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the 1933 Act. The Partnership has prepared and filed with the Commission a registration statement (File Number 333-181820) on Form S-3 (including a related Base Prospectus) for registration of the offering and sale of Common Units, including the Units, under the 1933 Act, and such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus Supplement contains all information required by the 1933 Act and the rules thereunder and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, met or will meet the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein pursuant to Item 12 of Form S-3, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

If the Partnership files a successor registration statement with respect to the Units, after the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective. As used herein, the term “documents incorporated by reference” means the documents that at the time are incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto.

On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by any of the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(i) At the earliest time after the filing of the Registration Statement that the Partnership made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer; provided, that for purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an Ineligible Issuer (as defined in Rule 405) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act.

Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (in each case within the meaning of the 1933 Act) or used any “prospectus” (in each case within the meaning of the 1933 Act) in connection with the offer or sale of Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units pursuant to this Agreement by means of any “prospectus” (within the meaning of the 1933 Act) or use any “prospectus” (within the meaning of the 1933 Act) in connection with any such offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433, in connection with offers or sales of Units pursuant to this Agreement.

The Partnership Parties and the Managers agree that the information furnished or to be furnished by or on behalf of the Managers for use in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is limited to the name of the Managers and the statement that the Managers will not engage in any transactions that stabilize the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Units.

(b) Independent Accountants. PricewaterhouseCoopers LLP (“PwC”), who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, is an independent registered public accounting firm with respect to the Partnership Entities (as defined below) as required by the 1933 Act and the Public Company Accounting Oversight Board.

(c) Financial Statements. The consolidated financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and supporting schedules, (or any amendment or supplement thereto) present fairly in all material respects the financial condition of the Partnership at the dates indicated and the results of operations, changes in unitholders’ equity and cash flows of the Partnership for the periods specified, and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and 1933 Act Regulations. All information contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies in all material respects with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. The pro forma financial information (including the related notes thereto) included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(d) Independent Reserve Engineers. Each of Miller & Lents, Ltd. and Netherland, Sewell & Associates, Inc., the reserve engineers who prepared the reports upon which the estimates of the proved reserves of the Partnership disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus were based, are independent petroleum engineers with respect to the Partnership Entities and for the periods set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(e) Information Underlying Reserve Reports. The oil and natural gas reserve estimates of the Partnership as of December 31, 2013 included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are derived from reports that have been prepared by Netherland, Sewell & Associates, Inc., and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Partnership at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved. The oil and natural gas reserve estimates of the Partnership as of December 31, 2012 and 2011 included or incorporated by reference the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are derived from reports that have been prepared by Miller & Lents, Ltd., and, to the knowledge of the Partnership, such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Partnership at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(f) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise disclosed therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, properties, business affairs or business prospects of the Partnership Entities (as defined below) taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Entities that are material with respect to the Partnership Entities or their properties, taken as a whole, (C) none of the Partnership Entities has incurred any liability or obligation, direct or contingent, that, individually or in the aggregate, is material to the Partnership Entities or their properties, taken as a whole, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Partnership.

(g) Formation and Good Standing of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware, with full partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and (A) to execute and deliver this Agreement and consummate the transactions contemplated hereby, (B) in the case of the Partnership, to issue, sell and deliver the Units and (C) in the case of the QRE GP, LLC, a Delaware limited liability company, the sole general partner of the Partnership (the “General Partner” and together with the Partnership and the Operating Subsidiary, the “Partnership Entities”), to act as the general partner of the Partnership.

(h) Foreign Qualification and Registration of the Partnership Entities. Each of the Partnership Entities is duly qualified to transact business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Schedule C accurately sets forth the jurisdiction of organization, each jurisdiction of foreign qualification and the name of the sole member of the Operating Subsidiary.

(i) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to, and as in effect on, the date hereof (as amended, the “Partnership Agreement”), and the General Partner owns such general partner interest free and clear of all Liens.

(j) Ownership of the Sponsor Units and Outstanding Common Units. As of the date hereof, and prior to the sale of the Units pursuant to this Agreement, the Partnership has no limited partner interests issued and outstanding other than the following:

(i)	7,145,866 Common Units and 16,666,667 Class C Convertible Preferred Units (collectively, the “Sponsor Units”) owned by the Quantum Resources A1, LP, a Delaware limited partnership, Quantum Resources B, LP, a Delaware limited partnership, Quantum Resources C, LP, a Delaware limited partnership, QAB Carried WI, LP, a Delaware limited partnership, QAC Carried WI, LP, a Delaware limited partnership, and Black Diamond Resources, LLC, a Delaware limited liability company (collectively, the “Fund Entities”);

(ii)	51,483,487 Common Units owned by the public unitholders (the “Public Units”); and

(iii)	6,133,158 Class B Units (the “Class B Units”) owned by QR Holdings (QRE) GP, LLC, a Texas limited liability company, and QR Energy Holdings, LLC, a Texas limited liability company;

all of such Sponsor Units, Public Units, Class B Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”));

(k) Ownership of the Operating Subsidiary. The Partnership owns, directly or indirectly, all of the issued and outstanding membership interests in the Operating Subsidiary; such membership interests have been duly authorized and validly issued in accordance with the Organizational Document of the Operating Subsidiary and are fully paid (to the extent required by the Organizational Document of the Operating Subsidiary) and nonassessable (except as nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership owns all such membership interests free and clear of all Liens.

(l) Ownership of the General Partner. The Partnership owns, directly or indirectly, all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the General Partner, as in effect on the date hereof (the “General Partner Agreement”) and are fully paid (to the extent required by the General Partner Agreement) and nonassessable (except as nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns all such membership interests free and clear of all Liens.

(m) No Other Subsidiaries. Other than its ownership interests in (i) the Operating Subsidiary, (ii) the General Partner and (iii), and the Operating Subsidiary’s ownership interests in East Texas Salt Water Disposal Company, a Texas corporation, and QRE Finance Corporation, a Delaware corporation, (the “Finance Corp”), the Partnership does not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.

(n) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Entities.

(o) Authorization and Enforceability of Other Agreements.

(i)	The General Partner Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(ii)	The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(iii)	The limited liability company agreement of the Operating Subsidiary has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

provided that the enforceability of each agreement described in paragraphs (A) though (C) above may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The agreements described in clauses (A) through (C) above of this Section 2(o) are sometimes referred to individually as an “Operative Document” and, collectively, as the “Operative Documents.”

(p) Authorization of the Units. The Units to be sold by the Partnership pursuant to this Agreement, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued by the Partnership and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware LP Act).

(q) Description of Securities. The Common Units and the Partnership Agreement conform in all material respects to all of the statements relating thereto contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as applicable.

(r) Absence of Defaults and Conflicts. None of the Partnership Entities is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except (solely in the case of Partnership Documents other than Subject Instruments) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described in the Prospectus under the caption “Use of Proceeds”) and the compliance by the Partnership Entities with their obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities pursuant to, any Partnership Documents, except (solely in the case of Partnership Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Partnership Entities or any of their respective assets, properties or operations, except for such violations of any applicable law, statute, rule, regulations, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of the Partnership Entities or any of their respective assets, properties or operations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(s) Absence of Labor Dispute. To the knowledge of the Partnership Entities, no labor dispute with the employees of Quantum Resources Management, LLC (“Quantum Resources Management”) exists or is imminent, and the Partnership Entities are not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of any of the Partnership Entities that, in any such case, may reasonably be expected to result in a Material Adverse Effect.

(t) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership Entities, threatened, against or affecting any of the Partnership Entities that is required to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (other than as so disclosed therein), or that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Partnership Entities of their respective obligations under this Agreement.

(u) Accuracy of Descriptions and Exhibits. The information in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (i) under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Units,” “The Partnership Agreement,” “Material Tax Consequences” and “Material U.S. Federal Income Tax Consequences” and (ii) incorporated by reference from the Partnership’s Annual Report on Form 10-K under the captions “Business—Environmental and Occupational Safety and Health Matters,” “Business—Other Regulation of the Oil and Natural Gas Industry” (and any similar information contained in each Permitted Free Writing

Prospectus), in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Operative Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus of any Partnership Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit facilities, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

(v) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no waiver or consent under any Subject Instrument, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for (x) the execution, delivery or performance by any of the Partnership Entities of this Agreement, (y) the offering, issuance, sale or delivery by the Partnership of the Units hereunder, or (z) the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except (i) such as have been obtained under the 1933 Act, 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, (ii) such as may be required under state securities laws or by FINRA or (iii) such that, with respect to clause (z) above, if not obtained, would not, individually or in the aggregate, result in a Material Adverse Effect.

(w) Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(x) Title to Properties and Assets. The Partnership Entities have (A) legal, valid and defensible title to the interests in the oil and natural gas properties supporting the estimates of its net proved reserves contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (B) good and marketable title in fee simple to all real property owned by them, other than the oil and natural gas properties covered by clause (A), and (C) good and marketable title to all other property and assets owned by them, in each case free and clear of all Liens, except such as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or such as do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by any of the Partnership Entities is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Partnership Entities, and all such leases and subleases are in full force and effect; and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect.

(y) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except for such rights-of-way the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Entities has fulfilled and performed all of its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, termination and impairments that would not reasonably be expected to have a Material Adverse Effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the Prospectus, subject in each case to such qualifications as may be set forth in the Prospectus.

(z) Investment Company Act. None of the Partnership Entities is, and upon the issuance and sale of the Units as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus under “Use of Proceeds,” none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(aa) Environmental Laws. Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities or, to the knowledge of the Partnership Entities, Quantum Resources Management, is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, relating to Hazardous Materials or any Environmental Laws against or affecting any of the Partnership Entities.

(bb) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Partnership under the 1933 Act, and there are no persons with tag along rights or other similar rights (other than any such rights which have been complied with or waived) to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Units pursuant to this Agreement, except in each case as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or that have been complied with or waived in writing.

(cc) Listing on the New York Stock Exchange. The Units have been approved for listing on the NYSE, subject to official notice of issuance.

(dd) Tax Returns. The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; and the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects.

(ff) Books and Records. Each of the Partnership Entities (A) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and; (B) except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the 1934 Act Regulations and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for their assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg) Accounting Controls. Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, since December 31, 2011, the Partnership Entities (A) have not been advised by PwC of (i) any significant deficiencies in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting affecting the Partnership Entities, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership Entities, and (B) there has been no change in the Partnership Entities’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership Entities’ internal control over financial reporting.

(hh) Disclosure Controls. (A) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the 1934 Act), (B) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it has filed or will file or submit under the 1934 Act, as applicable, is accumulated and communicated to management of the Partnership, including the General Partner’s respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (C) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the 1934 Act.

(ii) Compliance with the Sarbanes-Oxley Act. The Partnership and each of the officers and directors of the General Partner, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans.

(jj) Absence of Manipulation. None of the Partnership Entities has taken and none of the Partnership Entities will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Units.

(kk) No Right of First Refusal. The issuance and sale of the Units to be sold by the Partnership pursuant to this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership, except the right of the General Partner to maintain its general partner interest in the Partnership pursuant to Section 5.2(b) of the Partnership Agreement (as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus), which right will be exercised by the General Partner, or except in each case as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and that have been waived in writing.

(ll) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is based on or derived from sources that the Partnership Entities believe to be reliable and accurate and all such data included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus accurately reflects the materials upon which it is based or from which it was derived.

(mm) Foreign Corrupt Practices Act. None of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the Partnership Entities is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Partnership Entities and, to the knowledge of the Partnership Entities, the other affiliates of the Partnership Entities have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

(nn) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened.

(oo) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use any of the proceeds received by the Partnership from the sale of the Units contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp) Lending Relationship. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of the Partnership Entities has any outstanding borrowings from or any material lending or other relationship with any bank or other lending institution affiliated with the Managers.

(qq) Related Party Transactions. There are no business relationships or related party transactions involving any of the Partnership Entities or, to the knowledge of the Partnership Entities, any other person or entity that are required to be described in any Preliminary Prospectus or the Prospectus that have not been described as required.

(rr) ERISA. (A) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “Controlled Group” (defined as an organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (B) with respect to each Plan subject to Title IV of ERISA (i) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (ii) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (iii) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (iv) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (C) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(ss) No Prohibition on Dividends by Subsidiaries. None of the Partnership Entities is prohibited, directly or indirectly, from making distributions with respect to its equity securities, from repaying any debt owed to any other Partnership Entity, or from transferring any of its property or assets to the Partnership or any other Partnership Entity, except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(tt) The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(uu) Brokers. Except pursuant to this Agreement, none of the Partnership Entities has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(vv) No other sales agency agreements. The Partnership Entities have not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to the equity shelf program established by this Agreement.

In addition, any certificate signed by any officer of the General Partner and delivered to any Manger or to counsel for the Managers shall be deemed a representation and warranty by the Partnership, the General Partner, or both of them, as applicable, to such Manager as to the matters covered thereby.

SECTION 3. Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (a “Trading Day”) (other than a trading day on which the NYSE is scheduled to close prior to its regular weekday closing time); (B) the Partnership has instructed such Manager by telephone (confirmed promptly by electronic mail) from any of the individuals listed as authorized representatives of the Partnership on Schedule B hereto, as updated from time to time (the “Authorized Partnership Representatives”) to make such sales; and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum number of Units to be sold and the minimum price at which Units can be sold by such Manager daily as agreed to by such Manager and in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to offer and sell all of the Units designated on any day; provided, however, that such Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that such Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of such Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the 1934 Act or a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act or such Manager reasonably believes it may be deemed an “underwriter” under the 1933 Act or 1933 Act Regulations in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the 1933 Act (such ordinary brokers’ transactions are hereinafter referred to as “At the Market Offerings”). For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(ii) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct any Manager by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iii) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager.

(iv) The compensation to each Manager, as an agent of the Partnership, for sales of the Units shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) as mutually agreed to in writing by the Managers and the Partnership. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v) Each Manager shall provide written confirmation to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the aggregate amount of the Units sold on such day, the aggregate gross sales proceeds, any transaction fees deducted pursuant to Section 3(a)(iv), the Net Proceeds to the Partnership, and the aggregate compensation payable by the Partnership to such Manager with respect to such sales.

(vi) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding trading day that is also a business day), unless another date shall be agreed upon by the Partnership and a Manager (each such date, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Common Units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership; and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).

(vii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(p)), the Partnership Parties shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, but modified to incorporate the disclosures contained or incorporated by reference in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership Parties herein (as modified in the manner described above), to the performance by the Partnership Parties of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership Parties will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) (i) Under no circumstances shall the Partnership cause or request the offer or sale of any Units if, after giving effect to the sale of such Units, the aggregate gross sales proceeds or the aggregate number of the Units sold pursuant to this Agreement or any Placement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to each Manager in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units at a price lower than the minimum price authorized from time to time by the General Partner’s board of directors or a duly authorized committee thereof.

(ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d) Each sale of the Units to or through a Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e) Subject to such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and the Managers, offers and sales of Units pursuant to this Agreement shall not be requested by the Partnership and need not be made by any Manager at any time when or during any period in which the Partnership is or is deemed to be in possession of material non-public information.

(f) The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Units, (ii) no Manager will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by any Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (iii) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by such Manager and the Partnership.

SECTION 4. Covenants of the Partnership. The Partnership agrees with each Manager:

(a) To notify the Managers promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the offering of the Units by the Managers; and to cause the Base Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the 1933 Act (without reliance on Rule 424(b)(8)) or, in the case of any document incorporated by reference therein, to be filed with the Commission as required pursuant to the 1934 Act, within the time period prescribed; to cause each Permitted Free Writing Prospectus to be filed with the Commission as required by Rule 433 of the 1933 Act (to the extent such filing is required by such rule) and to retain copies of each Permitted Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 of the 1933 Act.

(b) To promptly advise the Managers, confirming such advice in writing, of any suspension of the Managers’ obligations under Rule 15c2-8 under the 1934 Act or any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (in each case including, without limitation, any document incorporated by reference therein) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (other than any amendment or supplement to be effected by the Partnership’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the 1934 Act, which shall be subject to the provisions of clause (2) of Section 4(d) below), and to provide the Managers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Units)) to which the Managers shall have objected in writing.

(c) To make available to the Managers, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus and each Permitted Free Writing Prospectus (or of the Prospectus or any Permitted Free Writing Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Managers may request for the purposes contemplated by the 1933 Act; in case any Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the 1933 Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the 1933 Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act or Item 512(a) of Regulation S-K under the 1933 Act, as the case may be.

(d) (1) Subject to clause (2) of this Section 4(d), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the 1934 Act for so long as a prospectus is required by the 1933 Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Units; and (2) to provide the Managers, for their review, with a copy of any reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the 1934 Act a reasonable amount of time prior to any proposed filing, and to promptly notify the Managers of such filing.

(e) If the Partnership receives from the Commission a notice pursuant to Rule 401(g)(1) under the 1933 Act or otherwise ceases to be eligible to use a Form S-3 registration statement, the Partnership will promptly notify the Managers and the Partnership will not give any Manager instructions to sell Units under this Agreement until such time as the Partnership is again eligible to use a Form S-3 registration statement for such purpose. References herein to the Registration Statement relating to the Units shall include such new registration statement or post-effective amendment, as the case may be.

(f) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the Managers, the Partnership will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form reasonably satisfactory to the Managers, and use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the expired registration statement.

(g) To promptly notify the Managers of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Partnership’s expense, to the Managers promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; and to promptly notify the Managers of the happening of any event that could require the making of any change in any Permitted Free Writing Prospectus so that such Permitted Free Writing Prospectus would not conflict with information contained in the Registration Statement, the Prospectus or documents incorporated by reference therein or so that such Permitted Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Partnership’s expense, to the Managers promptly such amendments or supplements to such Permitted Free Writing Prospectus as may be necessary to eliminate any such conflict or reflect any such change.

(h) To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise each Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(i) To make generally available to its security holders, and to deliver to the Managers, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the 1933 Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the 1933 Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the 1933 Act).

(j) To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of proceeds” in the Prospectus Supplement.

(k) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the 1933 Act of, any Common Units or any other securities of the Partnership that are substantially similar to the Common Units (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Units or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Units or Similar Securities), in each case, at any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through a Manager pursuant to this Agreement; (ii) file a registration statement on Form S-8 relating to Common Units that may be issued pursuant to equity compensation plans existing as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the 1934 Act; (iii) issue securities under the Partnership’s equity compensation plans existing as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the 1934 Act; and (iv) issue Common Units upon the exercise of securities (including long term incentive plan awards, options and warrants) outstanding as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the 1934 Act or issued after the date of this Agreement under equity compensation plans described in clause (iii) of this sentence. In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(k), any Manager may suspend activity under this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by such Manager.

(l) Not to, at any time at or after the execution of this Agreement, offer or sell any Units by means of any “prospectus” (within the meaning of the 1933 Act), or use any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Units, in each case other than the Prospectus or a Permitted Free Writing Prospectus.

(m) The Partnership will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(n) To use its best efforts to cause the Common Units to be listed on the NYSE and to maintain such listing.

(o) To advise the Managers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(p) Upon commencement of the offering of the Units under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the 1933 Act relating solely to the offering of securities other than the Units); (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless any Manager shall otherwise reasonably request); or (iii) the Managers may reasonably request (the date of commencement of the offering of the Units under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the General Partner (or persons holding similar positions, as applicable) and of the Chief Financial Officer or

Chief Accounting Officer of the General Partner (or persons holding similar positions, as applicable), dated and delivered as of the Representation Date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(h) of this Agreement which was last furnished to the Managers are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(h), modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such certificate.

(q) At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of Vinson & Elkins L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(r) At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of Gregory S. Roden, General Counsel to the General Partner (“General Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion.

(s) At each Representation Date, to furnish or cause to be furnished to the Managers forthwith a certificate of the Secretary of the General Partner, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the certificate referred to in Section 6(j) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such certificate.

(t) At each Representation Date, Sidley Austin LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers.

(u) Upon commencement of the offering of the Units under this Agreement and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below); (ii) the Partnership shall file an Annual Report on Form 10 K or a Quarterly Report on Form 10-Q; (iii) upon reasonable request by the Managers to the Partnership, there is filed with the

Commission any document (other than an Annual Report on Form 10 K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information; or (iv) the Managers may reasonably request, PwC, or other independent accountants satisfactory to the Managers, shall furnish the Managers a letter, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(v) At each Representation Date, Netherland, Sewell & Associates, Inc., or other independent reserve engineers satisfactory to the Managers, shall furnish the Managers a letter, dated and delivered the date of the commencement of the offering or such Representation Date, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(w) Upon commencement of the offering of the Units under this Agreement and, so long as any oil and natural gas reserve information as prepared or audited by Miller & Lents, Ltd. attributable to the Partnership is included in the Registration Statement or the Prospectus, upon the filing of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014, Miller & Lents, Ltd., shall furnish the Managers a letter, dated and delivered the date of the commencement of the offering or the date of such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(x) At each Representation Date, to conduct a due diligence session, in form and substance, satisfactory to the Managers, which shall include representatives of the management and the accountants of the Partnership.

(y) That the Partnership consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(z) If to the knowledge of the Partnership, any condition set forth in Section 6(a), 6(k) or 6(l) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(aa) To disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of the Units sold through or to the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid and expenses incurred by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.

(bb) To ensure that prior to instructing any Manager to sell Units the Partnership shall have obtained all necessary authority for the offer and sale of such Units.

(cc) That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership Parties contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented relating to such Units).

SECTION 5. Payment of Expenses. The Partnership agrees with each Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment); (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units; (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment); (iv) registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (v) the listing of the Units on the NYSE and any other securities exchange and any registration thereof under the 1934 Act; (vi) any filing with, and any review of the public offering of the Units by FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters; and (vii) the reasonable fees and disbursements of the Partnership’s counsel, Managers’ counsel and of the Partnership’s accountants. It is understood, however, that except as provided in this Section 5 and Sections 3(a)(iv) and 7 hereof, each Manager will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

SECTION 6. Conditions of Each Manager’s Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Partnership Parties on the date hereof, any applicable Representation Date and as of each Settlement Date; (ii) the performance by the Partnership Parties of their respective obligations hereunder; and (iii) to the following additional conditions precedent.

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings initiated under Section 8(d) or 8(e) of the 1933 Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership Parties or any Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no material and unfavorable change, financial or otherwise (other than as referred to or incorporated by reference in the Registration Statement and Prospectus), in the business, condition or prospects of the Partnership Parties and their respective Subsidiaries taken as a whole, in the judgment of the Managers, shall occur or become known and no transaction which is material and unfavorable to the Partnership Parties (other than as referred to or incorporated by reference in the Registration Statement and Prospectus) in the judgment of the Managers, shall have been entered into by the Partnership or any of its Subsidiaries.

(c) The Partnership shall furnish to the Managers, at every date specified in Section 4(q) of this Agreement, an opinion of Partnership Counsel, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit A hereto.

(d) The Partnership shall furnish to the Managers, at every date specified in Section 4(r) of this Agreement, an opinion of the General Counsel, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit B hereto.

(e) At the dates specified in Section 4(u) of this Agreement, the Managers shall have received from PwC letters dated the date of delivery thereof and addressed to the Managers in form and substance satisfactory to the Managers.

(f) At the dates specified in Section 4(v) of this Agreement, the Managers shall have received from Netherland, Sewell & Associates, Inc. letters dated the date of delivery thereof and addressed to the Managers in form and substance satisfactory to the Managers.

(g) At the dates specified in Section 4(w) of this Agreement, the Managers shall have received from Miller & Lents, Ltd. letters dated the date of delivery thereof and addressed to the Managers in form and substance satisfactory to the Managers.

(h) The Partnership shall deliver to the Managers, at every Representation Date specified in Section 4(p) of this Agreement, a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the General Partner (or persons holding similar positions, as applicable) and of the Chief Financial Officer or Chief Accounting Officer of the General Partner (or persons holding similar positions, as applicable), to the effect that (i) the representations and warranties of the Partnership Parties as set forth in this Agreement (as amended by disclosures included or incorporated by reference in the Registration Statement and the Prospectus) are true and correct as of the Representation Date; (ii) the Partnership Parties have performed such of their respective obligations under this Agreement as are to be performed at or before such Representation Date; and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met. The certificate shall also state that the Units have been duly and validly authorized by the Partnership, that all limited liability company or limited partnership action, as applicable, required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that the General Partner’s board of directors or any other board with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or limited liability company or limited partnership action, as applicable.

(i) The Managers shall have received, at every date specified in Section 4(t) of this Agreement, the favorable opinion of Sidley Austin LLP, counsel to the Managers, dated as of such date, and in form and substance satisfactory to the Managers.

(j) The Managers shall have received, at every date specified in Section 4(s) of this Agreement, a certificate of the Secretary of the General Partner, dated as of such date, and in form and substance satisfactory to the Managers.

(k) All filings with the Commission required by Rule 424 or Rule 433 under the 1933 Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(l) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7. Indemnification and Contribution.

(a) The Partnership Parties agree to indemnify, defend and hold harmless each Manager and its affiliates, its and their employees, members, partners, directors, officers, and agents and any person who controls any Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, the Managers or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Base Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the 1933 Act) of the Partnership or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Manager agrees to indemnify, defend and hold harmless the Partnership Parties, their employees, members, partners, directors, officers, and agents, and any person who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership Parties or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Prospectus Supplement or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership Parties or any Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 7, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall not have (A) fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement or (B) notified the indemnified party in writing that it is disputing in good faith all or any non-reimbursed portion of the fees in such request stating in reasonable detail the basis for such dispute; and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Managers, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and of the Managers, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Managers, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership Parties, and the total underwriting discounts and commissions received by the Managers, bear to the aggregate public offering price of the Units. The relative fault of the Partnership Parties, on the one hand, and of the Managers, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Partnership Parties and each Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of underwriting discounts and commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Partnership Parties and each Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties, against any of the Partnership Parties’ officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership Parties contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager or any of its affiliates or its or their employees, members, partners, directors, officers, and agents or any person (including each employee, member, partner, director, officer and agent of such person) who controls such Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Partnership Parties, their directors or officers or any person who controls any of Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9. Termination.

(a) The Partnership Parties shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Units have been sold through any Manager for the Partnership Parties, then Section 4(z) shall remain in full force and effect; (ii) with respect to any pending sale, through such Manager for the Partnership Parties, the obligations of the Partnership Parties, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination; and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership Parties, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Partnership Parties, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at QR Energy, LP, 5 Houston Center, 1401 McKinney Street, Suite 2400, Houston, Texas 77010, Attention: Gregory S. Roden, and, if to the Managers, shall be sufficient in all respects if delivered or sent to:

UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019 Attention: Syndicate Fax: (212) 713-3371	Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, NY 10010, Attention: LCD-IBD	JonesTrading Institutional Services LLC 780 Third Avenue New York, NY 10017: Attention: Capital Markets. Email: capitalMarketsemail@jonestrading.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of Managers and the Partnership Parties, and to the extent provided in Section 7 of this Agreement the controlling persons, employees, members, partners, directors, officers, and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. The Partnership Parties hereby acknowledge that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership Parties further acknowledge that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Manager act or be responsible as a fiduciary to the Partnership Parties, their management, stockholders or creditors or any other person in connection with any activity that any Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership Parties hereby confirm their understanding and agreement to that effect. The Partnership Parties and each Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Partnership Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Parties. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Press Releases and Disclosure. The Partnership Parties may issue a press release in compliance with Rule 134 under the 1933 Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Partnership Parties shall consult with the Managers prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any Current Report on Form 8-K or press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the 1934 Act) related to this Agreement or any of the transactions contemplated hereby without the prior written consent of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

SECTION 14. Adjustments for Stock Splits. The parties acknowledge and agree that all Common Unit-related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Units.

SECTION 15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Partnership Parties (on their own behalf and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise)

in any way arising out of or relating to this Agreement. The Partnership Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Parties and may be enforced in any other courts to the jurisdiction of which any of the Partnership Parties is or may be subject, by suit upon such judgment.

SECTION 20. Successors and Assigns. This Agreement shall be binding upon each Managers and the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of the Partnership Parties’ and any Manager’s respective businesses and/or assets. Neither party may assign or otherwise transfer this Agreement without the prior written consent of the other party.

SECTION 21. Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Base Prospectus” means the base prospectus referred to in Section 2(a) hereof contained in the Registration Statement at the Execution Time.

“Business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” means Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Partnership Documents” means any contract, indenture, mortgage, deed of trust, loan or credit facility, bond, note, debenture, evidence of indebtedness, lease or other instrument or agreement including, without limitation, all Subject Instruments, to which any of the Partnership Entities is a party or by which any of the properties of the Partnership is bound.

“Permitted Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433, relating to the Units that (i) is required to be filed with the Commission by the Partnership, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Schedule A hereto, in each case in the form furnished (electronically or otherwise) to the Managers for use in connection with the offering of the Units.

“Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement,” means the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” means the registration statement referred to in Section 2(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Repayment Event” means any event or condition that gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or the Operating Subsidiary.

“Rule 164,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” and “Rule 433” refer to such rules under the 1933 Act.

“Rule 462(b) Registration Statement” means a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means all instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof that shall have been so redacted, deleted or otherwise not filed.

“Subsidiaries”, with respect to the Partnership Parties, has the meaning set forth in Rule 405 of 1933 Act Regulations, but excluding any inactive or immaterial subsidiaries and any subsidiaries in which the Company has less than a 50% ownership or control interest. The Subsidiaries as of the date of this Agreement are set forth on Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement means the registration statement, as amended at the time of such registration statement’s most recent effective date for purposes of Section 11 of the 1933 Act, as such section applies to any Manager, as well as any new registration statement, post-effective amendment or new shelf registration statement as may have been filed pursuant to Sections 4(f) or (g) of this Agreement, including (1) all documents filed as exhibits thereto or incorporated or deemed to be incorporated by reference therein; (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the 1933 Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such section applies to any Manager; and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the 1933 Act. All references in this Agreement to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the 1933 Act as of the date of the the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include the filing of any document with the Commission pursuant to Section 13(a) or 15(d) of the 1934 Act on or after the Effective Date that is incorporated by reference in the Registration Statement.

SECTION 22. Miscellaneous. UBS Securities LLC, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Securities LLC is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Partnership Parties and each Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership Parties and each Manager. Alternatively, the execution of this Agreement by the Partnership Parties and its acceptance by or on behalf of each Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

QR ENERGY, L.P.

By:	QRE GP, LLC, its general partner

By:	/s/ Alan L. Smith
Name: Alan L. Smith
Title: Chief Executive Officer

QRE OPERATING, LLC

By:	/s/ Alan L. Smith
Name: Alan L. Smith
Title: Chief Executive Officer

ACCEPTED as of the date first above written

UBS SECURITIES LLC

By:	/s/ Shail Sapra
Name: Shail Sapra
Title: Director

UBS SECURITIES LLC

By:	/s/ Bimal Amin
Name: Bimal Amin
Title: Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Craig Wiele
Name: Craig Wiele
Title: Managing Director

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Alan Hill
Name: Alan Hill
Title: Chief Financial Officer

Schedule A

PERMITTED FREE WRITING PROSPECTUSES

[TBD]

Sched. A

Schedule B

Authorized Partnership Representatives

[TBD]

Sched. B

Schedule C

Subsidiaries of the Partnership

Name of Entity	Jurisdiction of Organization	Jurisdictions of Foreign Qualification
QRE Operating, LLC	Delaware	Alabama
Arkansas
Florida
Kansas
Louisiana
New Mexico
Oklahoma
Texas
QRE Finance Corporation	Delaware	none
East Texas Salt Water Disposal Company	Texas	none

Sched. C

Exhibit A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

1.	Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware.

2.	Each of the Partnership Entities has the full partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and (A) to execute and deliver the Agreement and consummate the transactions contemplated thereby, (B) in the case of the Partnership, to issue, sell and deliver the Units, and (C) in the case of the General Partner, to act as the general partner of the Partnership.

3.	Each of the Partnership Entities is duly qualified to transact business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each such jurisdiction is set forth opposite the respective Partnership Entity’s name on Annex A hereto.

4.	The Partnership owns, directly or indirectly, all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required by the General Partner Agreement) and nonassessable (except as nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns all such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act or (C) other than restrictions on transfer under the General Partner Agreement.

5.	The General Partner is the sole general partner of the Partnership, with an approximate 0.067% general partner interest in the Partnership immediately prior to the issuance and sale of the Units; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act or (C) other than restrictions on transfer under the Partnership Agreement.

6.

Immediately prior to the issuance and sale of any Units to the Managers in accordance with the Agreement, the issued and outstanding limited partner interests of the Partnership consist of [•] Common Units, 16,666,667 Class C Convertible Preferred Units and [6,133,158] Class B Units (collectively, the “Outstanding Units”). The Outstanding Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

7.	The Partnership owns 100% of the issued and outstanding membership interests in the Operating Subsidiary; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Subsidiary (the “Operating Subsidiary Agreement”), fully paid (to the extent required by the Operating Subsidiary Agreement) and nonassessable (except as nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns all such membership interests free and clear of all Liens (A) other than Liens arising under the Credit Agreement, dated as of December 22, 2010, as amended, by and among the Partnership, the General Partner, the Operating Subsidiary, Wells Fargo Bank, National Association and the other lenders party thereto, as amended as of the date hereof, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, (C) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act and (D) other than restrictions on transfer under the Operating Subsidiary Agreement.

8.	The Agreement has been duly authorized, executed and delivered by each of the Partnership Entities.

9.	Each of the General Partner Agreement, the Partnership Agreement and the Operating Subsidiary Agreement has been duly authorized, executed and delivered by each of the Partnership Entities that is party thereto and, assuming the due authorization, execution and delivery by each party thereto (other than the Partnership Entities), constitutes a valid and binding obligation of each such Partnership Entity, enforceable against each such Partnership Entity in accordance with its terms; provided, that the enforceability of the General Partner Agreement, the Partnership Agreement and the Operating Subsidiary Agreement may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time effecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

10.	Upon due action by the Authorized Partnership Representatives pursuant to Section 3(a)(i) of the Agreement, the Units to be sold by the Partnership pursuant to the Agreement, and the limited partner interests represented thereby, will have been duly authorized for issuance in accordance with the Partnership Agreement and, when issued by the Partnership and against payment therefor in accordance with the Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware LP Act); and other than the Outstanding Units, the Units will be the only limited partner interests of the Partnership issued and outstanding.

11.	The issuance and sale of the Units to be sold by the Partnership pursuant to the Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person arising under the Organizational Documents of any of the Partnership Entities, except the right of the General Partner to maintain its general partner interest in the Partnership pursuant to Section 5.2(b) of the Partnership Agreement (as disclosed in the Registration Statement and the Prospectus) or in each case as disclosed in the Registration Statement and the Prospectus and that have been waived in writing.

12.	To such counsel’s knowledge, no person has the right to require the registration under the 1933 Act of any securities of the Partnership or to include any such securities in the Registration Statement or the offering contemplated by the Agreement, whether as a result of the filing or effectiveness of the Registration Statement or the issuance and sale of the Units as contemplated by the Agreement, except in each case for such rights disclosed in the Registration Statement and the Prospectus and that have been complied with or waived in writing.

13.	The Registration Statement has been declared effective; the Prospectus has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)) and in the manner and within the time period required by Rule 430A; and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

14.	The Registration Statement, at the time it was declared effective, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the 1933 Act and on the date hereof, and any further amendments or supplements thereto made by the Partnership prior to the date hereof (in each case other than the financial statements and schedules, other financial data and information pertaining to oil and gas reserves included therein or omitted therefrom, as to which we have not been called upon to express an opinion), appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

15.	The Common Units, the Class C Convertible Preferred Units, the Class B Units, the general partner interest in the Partnership, and the Partnership Agreement conform in all material respects to all of the statements relating thereto contained in the Registration Statement and the Prospectus.

16.

The information in the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions and the Management Incentive Fee,” “Description of the Common Units,” “The Partnership Agreement,” “Material Tax Consequences,” and “Material U.S. Federal Income Tax Consequences,” in each case to the extent that it constitutes summaries of provisions of the federal rules and regulations, the Delaware LP Act, the Delaware LLC Act, applicable laws of the State of New York, applicable laws of the State of Texas and the federal laws of the United States of America, or summaries of provisions of the Operative Documents or any other instruments or agreements, has been reviewed by us and are accurate summaries in all material respects.

17.	Our opinion that is filed as Exhibit 8.1 to the Current Report on Form 8-K (filed with the Commission on March 3, 2014) is confirmed, and the Managers may rely on such opinion as if it were addressed to them.

18.	(A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of or with any federal, Delaware or Texas court or governmental authority or agency having authority over the Partnership Entities and (B) no waiver or consent under any Subject Instrument is necessary or required for the execution, delivery or performance by any of the Partnership Entities of the Agreement, for the offering, issuance, sale or delivery by the Partnership of the Units under the Agreement or for the consummation by the Partnership Entities of any of the transactions contemplated under the Agreement (we express no opinion as to waivers or consents required by any entity other than the Partnership Entities), except (1) such as may be required under the 1933 Act and the 1934 Act, (2) such as may be required under the Units or blue sky laws of the various states or the by-laws and rules of the FINRA in connection with the offer and sale by the Managers of the Units in the manner contemplated in the Agreement and in the Prospectus, (3) such consents as have been obtained or made and (4) such consents that, if not obtained, would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

19.	The execution, delivery and performance by the Partnership Entities of the Agreement, the issuance, sale and delivery by the Partnership of the Units pursuant to the Agreement do not and will not, whether with or without the giving of notice or passage of time or both, constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any of the properties of the Partnership Entities pursuant to (i) the Organizational Documents of the Partnership Entities, (ii) the Subject Instruments (other than the Organizational Documents of the Partnership Entities), (iii) the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or federal law, except for such breaches, violations, defaults, Repayment Events or Liens, in the case of clauses (ii) and (iii) that would not result in a Material Adverse Effect, it being understood that we do not express an opinion in clause (iii) of this paragraph (18) with respect to any securities or other anti-fraud laws.

20.	None of the Partnership Entities is an “investment company” as such term is defined in the 1940 Act.

Nothing has come to our attention that would lead us to believe that:

(a) the Registration Statement, at the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Prospectus, as of the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading , except in each case that we make no statement and express no belief with respect to financial statements and schedules, and other financial data and information pertaining to oil and gas reserves included in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto.

Such opinion shall indicate that the terms “Registration Statement,” “Base Prospectus,” or “Prospectus”, as used in such opinion, have the respective meanings given thereto in the Agreement.

In rendering such opinion, Partnership Counsel shall state that such opinion covers matters arising under the Delaware LP Act, the Delaware LLC Act, applicable laws of the State of New York, applicable laws of the State of Texas and the federal laws of the United States of America. In rendering such opinion, Partnership Counsel may rely as to matters involving the laws of any other state upon the opinion of local counsel satisfactory to the Managers; provided that such opinion shall be addressed to the Managers, shall state that Partnership Counsel may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to the Agreement, shall be dated the same date as the opinion of Partnership Counsel, shall be delivered to the Managers at the same time that the opinion of Partnership Counsel is delivered, and shall be satisfactory in form and substance to counsel for the Managers. In rendering such opinion, Partnership Counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Partnership Entities and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B

FORM OF OPINION OF GENERAL COUNSEL

(1) To such counsel’s knowledge, except as otherwise disclosed in the Registration Statement and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which any of the Partnership Entities is a party, or to which the any of the properties of the Partnership Entities is subject, before or brought by any court or governmental agency or body, domestic or foreign, that are required to be described in the Registration Statement or the Prospectus but are not so described as required.

(2) To such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

B-1